UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

Turner Valley Oil & Gas, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3270 Sul Ross Houston, TX 77098

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-713-588-9453

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Mike Lorrey will join the Company as Director of Blockchain and M & A development, effective May 15, 2018.

Mr. Mike Lorrey, one of the early engineers involved in the Cypherpunk mailing list that spawned Bitcoin, has an extensive bio in the crypto and blockchain fields and the company could not be more honored to bring his expertise and experience onto the team. He is currently the CTO at Pluto Inc., which is the developer of the Metalyfe next generation web/game/app browser, powered by Blockchain for seamless distributed web commerce and game/VR/AR/MR consolidated data enhanced immersive experiences. He is also President/Chairman at Galactic Systems Inc., a multi-service company providing consulting, software, and virtual goods and services in the virtual reality, communications, and blockchain industries. He was CEO at Octaneum, where he was co-founder of the first comprehensive global oil and gas supply chain Blockchain. This is of special interest to TVOG as it is used to democratize capital in the petroleum commodity trading and supply chain marketplace, enabling the monetization of assets from in ground reserves to the gas pump. His educational background includes degrees from Worcester Polytechnic Institute, Franklin Pierce College, and Woodbury University.

Pursuant to the terms of an employment offer letter by and between the Company and Mr. Lorrey, effective May 15, 2018, Mr. Lorrey will receive as compensation a combination of cash and common restricted shares. Shares issued are dependant on the successful closing of pending infrastructure and blockchain transactions.

A copy of the press release announcing Mr. Lorrey’s appointment as Director of Blockchain and M & A development is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company intends to issue a press release on May 18, 2018 discussing its appointment of Mr. Mike Lorrey to the position of Director of Blockchain and M & A development. A copy of this press release is provided herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on May 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Dated: May 17, 2018

Turner Valley Oil and Gas, Inc.

By: /s/ Steve Helm

Steve Helm, President/CEO/Director